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                                                                    EXHIBIT 21.1

                                 Subsidiaries


                                State or other Jurisdiction of
Subsidiary                      Incorporation or Organization
----------                      ------------------------------

Multilink Technology GmbH                  Germany

MLTC Israel, Ltd.                          Israel

UAB Multilink Technology                  Lithuania

UAB Multilink Technology Kaunas           Lithuania